SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 10, 1998


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


             0-19285                                    88-0228636
        (Commission File Number)              (IRS Employer Identification No.)


15880 N. Greenway/Hayden Loop, Suite 100
           Scottsdale, Arizona                            85260
     (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number, including area code (602) 423-2946


                                 Not Applicable
          (Former name or former address, if changed since last report)







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Item 2.  Acquisition of Assets

               On August 10, 1998, Allied Waste Industries, Inc. (the "Company" or "Allied") entered into a definitive merger agreement with American Disposal Services, Inc. ("ADSI"). Under the terms of the agreement, ADSI shareholders will receive 1.65 shares of Allied common stock for each share of ADSI common stock or approximately
               40.7 million shares. The merger, which is subject to shareholder approval, is expected to be completed in the fourth quarter 1998 and will be accounted for as a pooling-of-interests.

Item 7.  Financial Statements and Exhibits

        (a)    Financial Statements for Business Acquired

               Pursuant to Instruction 4 of Item 7(a) of Form 8-K, financial statements of ADSI are not provided as provision of such statements is impractical at this time. Such required financial statements will be filed no later than October 23, 1998.

        (b)    Pro Forma Financial Statements

               Pursuant to Instruction 2 of Item 7(b) of Form 8-K, pro forma financial statements of the Company relative to ADSI are not provided as provision of such statements is impractical at this time. Such required pro forma financial statements will be filed no later than October 23, 1998.

        (c)    Exhibits and Schedules

               The following exhibits and schedules are filed with this report on Form 8-K:

               2 Agreement and Plan of Merger dated as of August 10, 1998 by and among Allied Waste Industries, Inc., AWIN II Acquisition Corporation and American Disposal Services, Inc.

               10 Stock Option Agreement dated as of August 10, 1998 between American Disposal Services, Inc. and Allied Waste Industries, Inc.




















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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      ALLIED WASTE INDUSTRIES, INC.


                                 By:              /s/PETER S. HATHAWAY
                                        ---------------------------------------
                                                    Peter S. Hathaway
                                     Vice President and Chief Accounting Officer




Date:  August 20, 1998
















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